Exhibit 99.1
Greenlane Announces Leadership Changes and Plans to Capitalize Business and Accelerate Path to Profitability
Headcount Reductions, Exclusive of Anticipated Pre-Announced Merger Synergies, Expected to Result in Approximately $8 Million in Additional Annual Cost Savings

Craig Snyder Appointed as New Chief Commercial Officer, Responsible for the Company’s Sales and “Go-to-Market” Strategy

Company Intends to Sell Non-Core Assets, Dispose of Low-Margin Inventory, and Secure Asset-Based Loan to Capitalize the Business and Increase Liquidity

BOCA RATON, Fla., March 10, 2022 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN), a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today announced leadership changes and plans to capitalize the business and accelerate the Company’s path to profitability, as well as provided preliminary financial results for its fourth quarter and full year ended December 31, 2021.

Corporate Plans to Reduce Cost Structure and Increase Liquidity
As part of its ongoing cost-cutting initiatives to accelerate the path to profitability, Greenlane completed a reduction in force, which the Company expects will result in approximately $8.0 million in annualized cash compensation cost savings. The reduction in force encompassed a broad spectrum of divisions both domestically and abroad. In conjunction with the reduction in force, the Company is also implementing additional profit enhancing initiatives, such as reducing its facility footprints worldwide and adjusting its go-to-market strategy significantly to reduce its operating costs and enhance liquidity.

The Company expects these initiatives to help it achieve adjusted selling, general & administrative (“Adjusted SG&A”) expenses (which excludes depreciation and amortization) of between approximately $14.0 million and $16.0 million on a quarterly basis by Q3 2022, down from approximately $26.6 million in Q3 2021.

Additional strategic measures that the Company is pursuing or intends to pursue in order to capitalize the business in a non-dilutive manner, include:

•Conducting a sale leaseback of the Company’s headquarter building;
•Disposing of non-core assets;
•Discontinuing sales of lower-margin 3rd-party brands and selling existing inventory;
•Raising prices on select products; and,
•Securing an asset based loan that will support working capital needs

The Company expects this plan to help generate liquidity in excess of $30 million if all measures described above are implemented successfully. Management believes this amount is sufficient to support the growth of the business in a non-dilutive manner by allowing the Company to reinvest capital into its highest margin and highest growth potential product lines, such as its Greenlane Brands.

Leadership Team Changes
The Company has reached a mutual agreement with Adam Schoenfeld for Mr. Schoenfeld to step down as Chief Marketing Officer, effective March 31, 2022. Mr. Schoenfeld is a co-founder and board member of Greenlane, and has played a pivotal role in helping guide Greenlane as a flourishing private company through its historic initial public offering in 2019, and leading up to its transformational merger with KushCo in August 2021. The Company will not seek to fill the vacant role of Chief Marketing Officer at this time. Mr. Schoenfeld will continue to serve on the Company’s board of directors.

In addition, the Company has appointed Craig Snyder as its new Chief Commercial Officer, effective March 28, 2022. Mr. Snyder is an experienced leader with over 20 years of success in driving growth and development of high tech and emerging technology organizations. He has significant experience leading disruptive strategies in new markets and building corporate reputation on a national scale. Mr. Snyder has held senior leadership positions at two Fortune 100 companies (Pepsi Cola & Citibank) with executive leadership experience in two successful startup to Nasdaq IPO success stories (Go2Net & Marchex), as well as significant experience with large scale M&A integration and restructuring. He is a graduate of the United States Naval Academy and a former Naval Officer.

Mr. Snyder’s day-to-day responsibilities will be focused on managing the commercial side of Greenlane’s business, from developing the Company’s go-to-market strategies to bolstering its sales initiatives. He will also be focused on digitally transforming the Company’s Consumer Goods strategy, and getting more Greenlane Brands products into the hands of consumers through more traditional channels, such as Amazon.

Preliminary Estimated and Unaudited Fourth Quarter and Full Year 2021 Financial Data:

On a preliminary (unaudited) basis, the Company is reiterating its expectation of net sales to be between $55.5 million and $56.5 million for the fourth quarter and between approximately $165.5 million and $166.5 million for the full year ended December 31, 2021. The year-over-year increase in net sales was primarily driven by an increase in sales of Greenlane Brands, as well as the KushCo merger. The increase was partially offset by lower nicotine sales and sales of lower-margin third-party brands, as part of the Company's continued focus on shifting away from these product categories and focusing more on higher-margin proprietary Greenlane Brands.

In addition, the Company increases its expectation of gross margins to be between 20% and 22% (previously between 18% to 20%) for the fourth quarter and reiterates its expectation of gross margins to be between approximately 15% and 16% for the full year ended December 31, 2021.

Adjusted SG&A is expected to be between approximately $20.0 million and $22.0 million for the fourth quarter ended December 31, 2021, and between $75.0 million and $77.0 million for the full year ended December 31, 2021.

Net loss is expected to be between approximately $11.0 million and $13.0 million for the fourth quarter ended December 31, 2021, and between approximately $53.0 million and $55.0 million for the full year ended December 31, 2021.

Adjusted EBITDA is expected to be a loss of between approximately $5.5 million and $7.5 million for the fourth quarter ended December 31, 2021. For the full year ended December 31, 2021, Adjusted EBITDA is expected to be a loss of between approximately $21.0 million and $23.0 million.

Total cash balance as of December 31, 2021 is expected to be approximately $12.9 million.

Working capital (which is calculated as current assets less current liabilities) is expected to be between approximately $53.0 million and $55.0 million as of December 31, 2021.

The Company expects to host a conference call on or before March 30, 2022, to discuss the results of its fourth quarter and full year ended December 31, 2021.

Greenlane’s estimated and unaudited consolidated financial data presented above are preliminary and were prepared by management in good faith based upon internal reporting for the three months and full year ended December 31, 2021. Although Greenlane has not identified any unusual or unique events or trends that occurred during the period which might materially affect these estimates, actual results may still be outside of the ranges provided. Greenlane’s independent registered public accounting firm, Marcum LLP, has not audited, reviewed, compiled or performed any procedures on this preliminary financial data. You should not place undue reliance on this preliminary and estimated financial information and should view this information in the context of Greenlane’s fourth quarter 2021 results when such results are disclosed in Greenlane’s Annual Report on Form 10-K for the three months and full year ended December 31, 2021.

Management Commentary
“We recognize the importance of achieving profitability, especially in this current inflationary climate, which has seen COVID-related supply chain disruptions increase the expenses and working capital needs of virtually every industry,” said Nick Kovacevich, CEO of Greenlane. “We have made meaningful efforts to eliminate nonessential and duplicative costs as a result of our merger with KushCo. However, now is the time to take our cost-cutting initiatives to the next level. We have taken another hard look at our business and where we can reduce additional expenses without disrupting the current operations or future growth of Greenlane. Our recent reduction in force will help us generate approximately $8 million in additional annual cash compensation savings, significantly accelerating our path to profitability. Along with other cost-cutting initiatives that we intend to implement in the coming weeks and months, we expect to drastically lower our cost structure and reduce our current Adjusted SG&A expenses by nearly 40% year-over-year by Q3 2022. Meanwhile, we have been investing in technology to improve the customer experience and drive further efficiencies.

“In addition, we are implementing various leadership changes at both the executive and other levels to support our new strategic plan. We are incredibly fortunate for Adam’s many contributions and insights while serving in his various executive roles at the Company. Adam is a true pioneer and industry leader, and we are pleased to continue to leverage his strategic insights as a member of our Board. We are also excited to announce the appointment of Craig as our new Chief Commercial Officer. Craig is a proven business leader with deep commercial, restructuring, M&A, and leadership experience that we believe will be invaluable for our business as we continue to scale our Greenlane Brands. He has already contributed significantly in his current role as a restructuring consultant, and we look forward to his additional guidance and insights once his appointment becomes effective.

“Lastly, we are pursuing several initiatives to capitalize the business and increase liquidity, while limiting dilution to our shareholders. This includes selling our corporate headquarters building and non-core assets; discontinuing and disposing of slow-turning, low-margin inventory; and securing an asset-based loan that can support the company’s working capital needs. We recognize the difficulties in raising equity capital at our current trading price, and will continue to evaluate ways to support the business with as little dilution as possible. Overall, we remain as optimistic and encouraged as ever with our strategy to grow our higher-margin Greenlane Brands and to become the leading house of brands in the ancillary cannabis industry. And with these strategic changes, we believe we are that much closer toward achieving our vision.”

About Greenlane Holdings, Inc.
Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful house of brands and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers’ growth.

Founded in 2005, Greenlane serves a diverse and expansive customer base with more than 8,000 retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. As a pioneer in the cannabis space, Greenlane is the partner of choice for many of the industry’s leading multi-state operators, licensed producers, and brands, including PAX Labs, Storz & Bickel (Canopy-owned), Cookies, Grenco Science, and CCELL.

We proudly own and operate a diverse brand portfolio including EYCE silicone pipes, DaVinci vaporizers, Pollen Gear™, the K.Haring Glass Collection by Higher Standards, Marley Natural™, and VIBES™ rolling papers. Higher Standards, Greenlane’s flagship brand, offers both a high-end product line and immersive retail experience with ground-breaking stores in New York City’s Chelsea Market and Malibu, California. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Forward Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others, statements relating: to the current and future performance of the Company’s business; the Company’s financing and personnel strategies; and expected benefits and cost savings from the strategic plans described herein. Actual results or performance may also be impacted by, among other factors: the impact of the ongoing COVID-19 pandemic on the Company's business; growth in demand for the Company’s products; growth in the market for cannabis and nicotine; the Company’s marketing and commercialization efforts; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Investor Contact
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@greenlane.com

Non-GAAP Measures

Adjusted EBITDA

Greenlane discloses Adjusted EBITDA, which is a non-GAAP performance measure because management believes this measure assists investors and analysts in assessing our overall operating performance and evaluating how well we are executing our business strategies. You should not consider Adjusted EBITDA as alternatives to net loss, as determined in accordance with U.S. GAAP, as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•Adjusted EBITDA does not include interest expense, which has been a necessary element of our costs, and income tax payments we may be required to make;
•Adjusted EBITDA does not reflect equity-based compensation;
•Adjusted EBITDA does not reflect equity-based compensation;
•Adjusted EBITDA does not reflect other one-time expenses and income, including consulting costs related to the implementation of our ERP system and the reversal of an allowance against indemnification receivables associated with the EU VAT liability;
•Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because Adjusted Net Loss and Adjusted EBITDA do not account for these items, these measures have material limitations as indicators of operating performance. Accordingly, management does not view Adjusted Net Loss or Adjusted EBITDA in isolation or as substitutes for measures calculated in accordance with U.S. GAAP.

(in millions)	Three Months Ended December 2021	Three Months Ended December 2020	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Net loss (income)	**$ (11.1)**	**$ (10.9)**	**$ (53.4)**	**$ (47.7)**
Adjustments related to product rationalization to increase inventory turnover of slow-selling products [1]	-	-	8.7	3.2
Legal and professional fees related to M&A transactions [2]	0.2	-	8.0	0.9
Equity-based compensation expense	1.0	0.7	5.7	0.9
Allowances for uncollectible vendor deposits incurred in connection with management's strategic initiative [1]	-	-	1.7	0.8
Depreciation and amortization	2.3	0.6	4.7	2.5
Other (expense) income, net [3]	(0.7)	(0.4)	0.1	(1.9)
Non-recurring system implementation and website-development expenses [4]	0.3	0.1	1.8	0.2
Restructuring expenses [5]	1.3	0.4	2.0	1.2
Interest expense	0.2	0.1	0.6	0.4
Provision for (benefit from) income taxes	0.0	0.0	0.0	0.2
Obsolete inventory charges related to management's strategic initiative [1]	-	-	-	1.1
Loss related to indemnification asset not probable of recovery [6]	-	2.3	-	4.5
EU VAT indemnification allowance adjustment [6]	-	-	(1.7)	-
One-time early termination fee on operating lease in connection with moving to a centralized distribution center model [7]	-	-	-	0.3
Goodwill impairment charge [8]	-	-	-	9.0
Adjusted EBITDA	**$ (6.5)**	**$ (7.2)**	**$ (21.9)**	**$ (24.4)**

(1)Includes certain non-recurring charges related to management's strategic initiative. These adjustments were incurred to liquidate inventory on hand and on order, rationalize product offerings, improve inventory turnover of slow-selling products and vacate warehouse space for products with higher margin and marketability, along with synchronizing post-merger sales and inventory strategies.

(2)Non-recurring M&A legal, professional services, Directors and Officers insurance costs relating to the KushCo merger.
(3)Includes rental and interest income and other miscellaneous income.
(4)Includes non-recurring expenses related to multiple software implementations, including the ERP implementation; along with non-recurring website development expenses.
(5)Includes severance payments for employees terminated as part of transformation plans and post-merger restructuring expenses
(6)Adjustment to reserve allowance for indemnification receivable from ARI's sellers primarily due to decrease of outstanding payable resulting from lower-than-expected interest and penalties.
(7)Severance related to European reduction in force and one-time termination fee for Visalia lease.
(8)Impairment expense recognized on our United States reporting unit's goodwill.

Adjusted SG&A

Adjusted SG&A is a supplemental non-GAAP financial measure, which the Company calculates as total selling, general and administrative expenses less depreciation and amortization expense. The Company believes this measure is helpful to investors because it gives investors information about cash operating expenses.

(1)Includes certain non-recurring charges related to management's strategic initiative. These adjustments were incurred to liquidate inventory on hand and on order, rationalize product offerings, improve inventory turnover of slow-selling products and vacate warehouse space for products with higher margin and marketability, along with synchronizing post-merger sales and inventory strategies.